Exhibit 7.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Shares, $0.01 par value, of Dynegy Inc., a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: October 11, 2012

Luminus Management, LLC

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Luminus Energy Partners Master Fund, Ltd.

By:	Luminus Management, LLC
Its:	Investment Manager

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Vega Asset Partners, L.P.

By:	/s/ Paul Segal
Name: Paul Segal
Title: President

Vega Energy GP, LLC

By:	/s/ Paul Segal
Name: Paul Segal
Title: President

Luminus Special Opportunities I Onshore, L.P.

By:	Luminus Management, LLC
Its:	Investment Manager

By:	/s/ Jonathan Barrett
Name: Jonathan Barrett
Title: President

Luminus Special Opportunities I PIE Master, L.P.

By:	Luminus Management, LLC
Its:	Investment Manager

By:	/s/ Jonathan Barrett
Name:	Jonathan Barrett

Luminus Special Opportunities I Master Fund, Ltd.

By:	Luminus Management, LLC
Its:	Investment Manager

By:	/s/ Jonathan Barrett
Name:	Jonathan Barrett
Title:	President

LSP Credit Advisors I, LLC

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President

Luminus Credit I, LLC

By:	LSP Credit Advisors I, LLC
Its:	Investment Manager

By:	/s/ Paul Segal
Name: Paul Segal
Title: President

Luminus Related I, LLC

By:	LSP Credit Advisors I, LLC
Its:	Investment Manager

By:	/s/ Paul Segal
Name: Paul Segal
Title: President